Exhibit 10.64

LAURUS MASTER FUND, LTD.
VALENS U.S. SPV I, LLC
VALENS OFFSHORE SPV I, LTD.
335 Madison Avenue, 10the Floor
New York, New York 10017

February 29, 2008

Modtech Holdings, Inc.
2830 Barrett Avenue
Perris, California 92571
Attention: Chief Financial Officer

Ladies and Gentlemen:

Reference is made to that certain Amendment and Waiver Agreement (the “Amendment Agreement”) dated as of the date hereof among Modtech Holdings, Inc. (the “Company”), Laurus Master Fund, Ltd. (“Laurus”), Valens U.S. SPV I, LLC (“Valens US”) and Valens Offshore SPV I, Ltd. (“Valens Offshore,” together with Laurus and Valens US, each a “Lender,” collectively, the “Lenders”); (ii) the Common Stock Warrant dated as of the date hereof by the Company in favor of Laurus for 2,537,657 shares of the Company’s common stock; (iii) the Common Stock Warrant dated as of the date hereof by the Company in favor of Valens US for 195,935 shares of the Company’s common stock; (iv) the Common Stock Warrant dated as of the date hereof by the Company in favor of Valens Offshore for 266,408 shares of the Company’s common stock (the documents listed in items (ii) through (iv) are collectively hereinafter referred to as the “Warrants”). Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Amendment Agreement.

The Lenders hereby irrevocably agree with the Company that for the period commencing on the date hereof and ending on May 1, 2008 (such period, the “Restriction Period”), except as set forth herein, no Lender shall directly or indirectly offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Lender or any affiliate of such Lender or any person in privity with such Lender) (each, a “Transfer”), including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any shares of common stock of the Company (the “Common Stock”) or securities that entitle such Lender to acquire shares of the Common Stock beneficially owned, held or hereafter acquired by such Lender (together with the Common Stock, the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this agreement, the Company may impose irrevocable stop-transfer instructions preventing BNY Mellon Shareholder Services, the Company’s transfer agent (the “Transfer Agent”), from effecting any actions in violation of this Letter Agreement.

The restrictions imposed by this Letter Agreement shall (i) terminate following such time that the Company shall effect a reorganization, consolidate with or merge into any other entity (where the Company is not the surviving entity) or in the event that the Company transfers all or substantially all of its properties and assets and (ii) not restrict any Lender from enforcing any of its rights and remedies with respect to the Common Stock under Warrants.

Notwithstanding the foregoing restrictions, any Lender shall be permitted to sell, on any trading day during the Restriction Period, shares of the Common Stock in the amount of up to twenty percent (20%) of the average daily trading volume on such trading day.

Notwithstanding the foregoing restrictions, (i) each Lender is permitted to pledge or otherwise collateralize the Securities as part of a commercial or margin loan against all or substantially all of such Lender’s general portfolio of securities and (ii) the Company is required to register the Securities in accordance with the Amendment Agreement and/or any Registration Rights Agreement entered into in connection with the Warrants, but the fact of such registration shall not serve to release the Lenders from the restrictions on Transfer otherwise contained herein.

The Lenders hereby represent that each Lender has the power and authority to execute, deliver and perform this Letter Agreement, that each Lender has received adequate consideration therefor and that each Lender will indirectly benefit from the closing of the transaction contemplated by the Amendment Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the Lenders. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each of the Lenders and the Company hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. Each of the Lenders and the Company hereby waives personal service of process and consents to process being served in any suit, action or proceeding relating to this Letter Agreement by receiving a copy thereof sent to such party at the address beneath its signature hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Each of the Lenders and the Company hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of the Lenders and the Company agrees and understands that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.

This Letter Agreement shall be binding on all respective successors and assigns of the Lenders and the Company.

[Remainder of Page Intentionally Left Blank; Signatures Follow]

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Very truly yours,

LAURUS MASTER FUND, LTD.
By:	Laurus Capital management, LLC, its
investment manager

By:	/s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory

Address for Notice:

c/o Laurus Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, New York 10017
Attn: Portfolio Services

VALENS U.S. SPV I, LLC
By:	Valens Capital management, LLC, its
investment manager

By:	/s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory

Address for Notice:

c/o Valens Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, New York 10017
Attn: Portfolio Services

[Additional Signatures Follow]

VALENS OFFSHORE SPV I, LTD.
By:	Valens Capital management, LLC, its
investment manager

By:	/s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory

Address for Notice:

c/o Valens Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, New York 10017
Attn: Portfolio Services

Acknowledged and agreed to
as of the date set forth above:

MODTECH HOLDINGS, INC.

By:	/s/ Kenneth S. Cragun
Name: Kenneth S. Cragun
Title: Chief Financial Officer

Address for Notice:

2830 Barrett Avenue
Perris, California 92571
Attention: Chief Financial Officer